Exhibit 5.1

MILBANK, TWEED, HADLEY & McCLOY LLP

1 CHASE MANHATTAN PLAZA

LOS ANGELES 213-892-4000 FAX: 213-629-5063	NEW YORK, NY 10005-1413	BEIJING 8610-5969-2700 FAX: 8610-5969-2707

WASHINGTON, D.C. 202-835-7500 FAX: 202-835-7586	Telephone: 212-530-5000 Fax: 212-530-5219	HONG KONG 852-2971-4888 FAX: 852-2840-0792

LONDON 44-20-7615-3000 FAX: 44-20-7615-3100		SINGAPORE 65-6428-2400 FAX: 65-6428-2500

FRANKFURT 49-(0)69-71914-3400 FAX: 49-(0)69-71914-3500		TOKYO 813-5410-2801 FAX: 813-5410-2891

MUNICH 49-89-25559-3600 FAX: 49-89-25559-3700		SÃO PAULO 55-11-2787-6282 FAX: 55-11-2787-6469

November 17, 2011

Comverse Technology, Inc.

810 Seventh Avenue, 32nd Floor

New York, NY 10019

Re:	Registration Statement on Form S-8 relating to the issuance of Shares under the Plan

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) which Comverse Technology, Inc., a New York corporation (the “Company”), proposes to file with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 22,000,000 shares of common stock of the Company, par value $0.10 per share (the “Shares”), issuable under and pursuant to the Comverse Technology, Inc. 2011 Stock Incentive Compensation Plan (the “Plan”).

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

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Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the issuance of the Shares pursuant to the Plan has been duly authorized and, when issued and delivered upon receipt of all amounts that a plan participant is required to pay to purchase the Shares, which consideration shall constitute lawful consideration under New York law, each in accordance with the Plan, the Shares will have been legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

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